UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2006

Analogic Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-326-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2006, Analogic Corporation ("Analogic") received notice from John W. Wood Jr. that he would be retiring as Analogic’s Chief Executive Officer and as an Analogic Director effective December 31, 2006. Mr. Wood also resigned as President effective immediately. Analogic and Mr. Wood are currently in discussions regarding an appropriate transition arrangement.

In connection with Mr. Wood’s pending retirement, on November 8, 2006, the Analogic Board of Directors (the "Board") appointed Edmund F. Becker, Jr. to serve as President. Dr. Becker will continue to serve as Chief Operating Officer of Analogic.

On November 8, 2006, the Board also appointed Bernard M. Gordon, a current director and Analogic’s Founder and Chairman Emeritus and former Chairman of the Board, Executive Chairman, Chief Executive Officer, and President, to serve as Executive Chairman on an interim basis while a search for Mr. Wood’s replacement is conducted. As Executive Chairman, Mr. Gordon will serve as the Chairman of the Board and as Analogic’s principal executive officer. At the Board’s request, Mr. Gordon withdrew his previous notice to Analogic that he did not intend to stand for reelection to the Board when his current term expires at the 2007 Annual Meeting of Stockholders (which was reported in Analogic’s Current Report on Form 8-K filed on June 23, 2006). Analogic and Mr. Gordon are currently in discussions regarding appropriate compensation for his service as Executive Chairman.

Following the appointment of Mr. Gordon as Executive Chairman, the Board appointed John A. Tarello, the Chairman of the Board prior to November 8, 2006, to serve as Vice Chairman of the Board on an interim basis.

On November 8, 2006, the Board further nominated Messrs. Gordon and Tarello for reelection to the Board at the 2007 Annual Meeting of Stockholders.

The disclosure required by Item 5.02(c)(2) and (3) of Form 8-K is incorporated herein by reference to Analogic’s Annual Report on Form 10-K for the fiscal year ended July 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

November 13, 2006	By:	/s/ Alex A. Van Adzin

Name: Alex A. Van Adzin
Title: Vice President, General Counsel, and Corporation Secretary